UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2018
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On September 20, 2018, Body and Mind Inc. (the “Company”) issued a news release announcing that the Company’s wholly-owned subsidiary, Nevada Medical Group LLC (“NMG”) has recently submitted four dispensary license applications in the State of Nevada, which dispensary license application process has been limited to current cannabis license holders in good standing with the State of Nevada. The State of Nevada opened the application period for new dispensary licenses on September 7, 2018 and the period closes on September 20, 2018. The Nevada Department of Taxation is anticipating awarding new provisional dispensary licenses to successful applicants on or around December 5, 2018. The Company initiated the application process many months ago and has submitted Nevada dispensary license applications within the City of Las Vegas, Clark County, City of North Las Vegas and the City of Reno.

In addition, the Company provided an update on the Ohio dispensary and production progress that the Company and its strategic in-state investment partners are rapidly moving forward with construction and state approvals for the recently awarded dispensary to NMG Ohio LLC in which the Company maintains a 30% ownership interest.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated September 20, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 21, 2018	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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